UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 10, 2012

ALCO Stores, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage
Abilene, Kansas 67410-2832
 (Address of principal executive offices) (Zip Code)

(785) 263-3350
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is a press release issued on October 10, 2012 by ALCO Stores, Inc. (the "Company") relating to a certain repurchase of stock by the Company under the Company’s stock repurchase program (the “Program”).

Item 8.01.	Other Events.

On October 10, 2012, the Company issued a press release, incorporated into this Item 8.01 by reference, relating to the Company's repurchase of 460,158 shares of its common stock with a par value of $.0001 ("Common Stock"), representing approximately 12% of the outstanding shares of Common Stock, in a transaction with a major shareholder under the Program (the "Repurchase Transaction"). The Repurchase Transaction was a private sale and not under the Company's current Rule 10b5-1 and Rule 10b-18 Stock Repurchase Agreement with William Blair and Company, LLC. The purchase price of the Common Stock under the Repurchase Transaction was $6.60 per share resulting in a total purchase price of approximately $3.04 million. After the Repurchase Transaction, there remains 89,538 shares of Common Stock under the Program available for repurchase. The Company has retired all repurchased shares.

Item 9.01.                      Exhibits.

(d)  Exhibits

99.1           Press Release dated October 10, 2012, furnished solely for the purpose of incorporation by reference into Items 7.01 and 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2012	ALCO STORES, INC. By: /s/ Richard E. Wilson Richard E. Wilson President and Chief Executive Officer

INDEX TO EXHIBITS

99.1           Press Release dated October 10, 2012, furnished solely for the purpose of incorporation by reference into Items 7.01 and 8.01.